UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2010

Local Insight Regatta Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-152302	20-8046735
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

188 Inverness Drive West, Suite 800 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

303-867-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, Local Insight Media Holdings, Inc. (“LIMH”), the indirect parent of Local Insight Regatta Holdings, Inc. (the “Company”), and Zipper Solutions LLC (“Zipper”) entered into an Amended and Restated Consulting Agreement (the “Agreement”) pursuant to which John Sakys, the President of Zipper, will serve as the Interim Controller and Chief Accounting Officer of LIMH and its subsidiaries, including the Company, effective December 17, 2010.

Biographical Information

John Sakys, age 42, has served as President of Zipper, a provider of accounting consulting services, since February 2009. He has served as an accounting consultant to LIMH and its subsidiaries since December 2009. From May 2001 until January 2009, Mr. Sakys held various management positions with Isonics Corporation, including Chief Operating Officer (from February 2007 until January 2009), Interim Chief Executive Officer (from February 2007 until January 2008), Vice President, Chief Financial Officer (from September 2001 until February 2007) and Controller (from May 2001 until September 2001). Mr. Sakys received a BA degree in Business Economics with an emphasis in accounting from the University of California at Santa Barbara. He is a certified public accountant in Colorado.

The Agreement

Under the Agreement, Mr. Sakys will report to LIMH’s Interim Chief Financial Officer. He is required to devote substantially all his working time and efforts to the business and affairs of LIMH and its subsidiaries.

Unless earlier terminated, the term of the Agreement will expire on December 31, 2011. Either party may terminate the Agreement on 30 days’ prior written notice to the other party. LIMH has agreed to file a motion (the “Motion”) with the United States Bankruptcy Court for the District of Delaware seeking its approval of the Agreement. If the Motion is denied, the Agreement will immediately terminate and be of no further force or effect. In such event, Zipper will be entitled to payment for all services performed through the date of such termination.

Under the Agreement, LIMH will compensate Zipper at the rate of $135 per hour of services rendered. In addition, LIMH will pay Zipper an amount equal to $5,000 by December 24, 2010. Further, in the event LIMH terminates the Agreement for convenience prior to December 31, 2011, then LIMH will, no later than 15 days following the effective date of such termination, pay Zipper an amount equal to $45,000. In the event Zipper completes the entire term of the Agreement through December 31, 2011, then LIMH will, no later than January 15, 2012, pay Consultant an amount equal to $45,000.

As a non-employee of LIMH, Mr. Sakys is not eligible to participate in any of LIMH’s benefit plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant, Local Insight Regatta Holdings, Inc., has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 15, 2010

LOCAL INSIGHT REGATTA
HOLDINGS, INC.

By:	/s/ JOHN S. FISCHER
Name: John S. Fischer
Title: General Counsel and Secretary